 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth under Item 2.01 are incorporated into this Item 1.01 by this reference.

On April 2, 2014, Bluerock Residential Growth REIT, Inc., or the Company, completed its initial public offering, or the IPO, of 3,448,276 shares of its Class A common stock, par value $0.01 per share, registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-11 (File No. 333-192610), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933. In connection with the IPO, the Company entered into various material agreements, which material agreements are further described in this Item 1.01.

Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P.

On April 2, 2014, concurrently with the completion of the IPO, the Company entered into that certain Second Amended and Restated Agreement of Limited Partnership, or the Partnership Agreement, of its operating partnership, Bluerock Residential Holdings, L.P., or the Partnership. Pursuant to the Partnership Agreement, the Company is the sole general partner of the Partnership and may not be removed as general partner by the limited partners with or without cause. The limited partners of the Partnership, which are also parties to the Partnership Agreement, are Bluerock REIT Holdings, LLC, BRG Manager, LLC, or the Manager, BR-NPT Springing Entity, LLC, or NPT, Bluerock Property Management, LLC, or BPM, and the Company’s former advisor, Bluerock Multifamily Advisor, LLC, or the Former Advisor, all of which are affiliates of the Company.

Prior to the completion of the IPO, the Company owned, directly and indirectly, 100% of the limited partnership units in the Partnership. Effective as of the completion of the IPO, limited partners other than the Company now own approximately 9.87% of the Partnership.

The Partnership Agreement provides, among other things, that the Partnership initially has two classes of limited partnership interests, which are units of limited partnership interest, or OP Units, and the Partnership’s long-term incentive plan units, or LTIP Units. In calculating the percentage interests of the partners of the Partnership, holders of LTIP Units are treated as holders of OP Units and LTIP Units are treated as OP Units. In general, LTIP Units will receive the same per-unit distributions as the OP Units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP Units with respect to liquidating distributions. However, the Partnership Agreement provides that “book gain,” or economic appreciation, in the Company’s assets realized by the Partnership as a result of the actual sale of all or substantially all of the Partnership’s assets or the revaluation of the Partnership’s assets as provided by applicable U.S. Department of Treasury regulations will be allocated first to the holders of LTIP Units until the capital account per unit of LTIP unit holders is equal to the average capital account per-unit of the Company’s OP Units in the Partnership. We expect that the Partnership will issue OP Units to limited partners, including the Company, in exchange for capital contributions of cash or property, and will issue LTIP Units pursuant to the Company’s 2014 Equity Incentive Plan for Individuals and 2014 Equity Incentive Plan for Entities, or collectively the Incentive Plans, to persons who provide services to the Company, including the Company’s officers, directors and employees.

Pursuant to the Partnership Agreement, any holders of OP Units other than the Company or its subsidiaries, will receive redemption rights, which, subject to certain restrictions and limitations, will enable them to cause the Partnership to redeem their OP Units in exchange for cash or, at the Company’s option, shares of the Company’s Class A common stock. The Company has agreed to file, not earlier than one year after the closing of the IPO, one or more registration statements registering the issuance or resale of shares of its Class A common stock issuable upon redemption of the OP Units issued upon conversion of LTIP Units, which include those issued to the Manager and the Former Advisor. Subject to certain exceptions, the Partnership will pay all expenses in connection with the exercise of registration rights under the Partnership Agreement.

As the sole general partner of the Partnership, the Company is authorized, without the consent of the limited partners, to cause the Partnership to issue additional units to the Company, to other limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate.

Generally, the Partnership Agreement may not be amended, modified, or terminated without the Company’s approval and the written consent of limited partners holding more than 66 2/3% of all of the outstanding limited partnership units held by limited partners other than the Company if such actions would adversely affect the rights, privileges and protections afforded to the limited partners under the Partnership Agreement. As general partner, the Company has the power, as further described in the Partnership Agreement, to unilaterally make certain amendments to the Partnership Agreement without obtaining the consent of the limited partners. Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses or adversely alter or modify the redemption rights, or alter the protections of the limited partners in connection with certain transactions must be approved by each limited partner that would be adversely affected by such amendment. In addition, the Company, as general partner, may not do certain things, except as expressly authorized in the Partnership Agreement.

The Company may not voluntarily withdraw from the Partnership or transfer or assign its general partnership interest in the Partnership or engage in any merger, consolidation or other combination, or sale of all, or substantially all, of its assets in a transaction which results in a change of control of the Company, unless certain conditions have been satisfied, all as further described in the Partnership Agreement. Limited partners may not transfer their partnership units without the Company’s consent as the Partnership’s general partner.

The foregoing description of the Partnership Agreement is a summary and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is incorporated into this Item 1.01 by reference to Exhibit No. 10.1 to this Current Report on Form 8-K.

Management Agreement with the Manager

On April 2, 2014, concurrently with the completion of the IPO, the Company also entered into a Management Agreement with the Partnership and the Manager, which is an affiliate of Bluerock Real Estate, L.L.C., or Bluerock, pursuant to which the Manager will provide for the day-to-day management of the Company’s operations. Upon the Company’s entry into the Management Agreement, the Company concurrently terminated its advisory agreement with the Former Advisor, as further described below in this Item 1.01.

The Management Agreement requires the Manager to manage the Company’s business affairs in conformity with the investment guidelines and other policies that are approved and monitored by the Company’s board of directors, or the Board. The Manager’s role as manager will be under the supervision and direction of the Board. Specifically, the Manager will be responsible for (1) the selection, purchase and sale of the Company’s portfolio investments, (2) the Company’s financing activities, and (3) providing the Company with advisory services.

Pursuant to the terms of the Management Agreement, the Manager will provide the Company with a management team, including a chief executive officer, president, chief accounting officer and chief operating officer, along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company. None of the officers or employees of the Manager will be dedicated exclusively to the Company.

We will pay the Manager a base management fee in an amount equal to the sum of: (A) 0.25% of the Company’s stockholders’ existing and contributed equity, per annum, calculated quarterly based on the Company’s stockholders’ existing and contributed equity for the most recently completed calendar quarter and payable in quarterly installments in arrears in cash, and (B) 1.5% of the equity per annum of the Company’s stockholders who purchase shares of the Company’s Class A common stock, calculated quarterly based on their equity for the most recently completed calendar quarter and payable in quarterly installments in arrears. The base management fee is payable independent of the performance of the Company’s investments.

The Company will also pay the Manager an incentive fee with respect to each calendar quarter in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) the Company’s adjusted funds from operations, or AFFO, for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO and in future offerings and transactions, multiplied by the weighted average number of all shares of the Company’s Class A common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of Class A common stock, LTIP Units, and other shares of common stock underlying awards granted under the Incentive Plans and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to the IPO, and (B) 8%, and (2) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the closing date of the IPO, whichever is less. For purposes of calculating the incentive fee during the first 12 months after completion of the IPO, AFFO will be determined by annualizing the applicable period following completion of the IPO. One half of each quarterly installment of the incentive fee will be payable in LTIP Units, calculated pursuant to the formula above. The remainder of the incentive fee will be payable in cash or in LTIP Units, at the election of the Board, in each case calculated pursuant to the formula above.

The Company will also be required to reimburse the Manager for certain expenses and pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement.

The Company has granted to the Manager 179,562 LTIP Units, which will vest ratably on an annual basis over a three-year period which commences on the last day of the calendar month after the completion of the IPO. Once vested, these awards of LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock. As a recipient of these initial awards of LTIP Units, the Manager will be entitled to receive “distribution equivalents” with respect to such LTIP Units, whether or not vested, at the same time as distributions are paid to the holders of the Company’s Class A common stock.

The Company has agreed to indemnify and hold harmless the Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with the Manager’s proper release of the Company’s money or other property, as set forth in the Management Agreement.

The initial term of the Management Agreement expires on the third anniversary of the closing of the IPO and will be automatically renewed for a one-year term on each anniversary date thereafter unless previously terminated in accordance with the terms of the Management Agreement. Following the initial term of the Management Agreement, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Company’s independent directors, based upon (1) unsatisfactory performance that is materially detrimental to the Company, or (2) the Company’s determination that the fees payable to the Manager are not fair, subject to the Manager’s right to prevent such termination due to unfair fees by accepting a reduction of the fees agreed to by at least two-thirds of the Company’s independent directors. The Company must provide 180 days’ prior notice of any such termination. Unless terminated for cause, as further described in the Management Agreement, the Manager will be paid a termination fee equal to three times the sum of the base management fee and incentive fee earned, in each case, by the Manager during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. The Company may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, for cause with 30 days’ prior written notice from the Board.

During the initial three-year term of the Management Agreement, the Company may not terminate the Management Agreement except as described above and in the following circumstance: At the earlier of (i) three years following the completion of the IPO, and (ii) the date on which the value of the Company’s stockholders’ equity exceeds $250 million, the Board may, but is not obligated to, internalize the Company’s management. The Manager may terminate the Management Agreement if it becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company would not be required to pay a termination fee. In addition, if the Company defaults in the performance of any material term of the Management Agreement and the default continues for a period of 30 days after written notice to the Company, the Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by the Manager upon a breach by the Company, the Company is required to pay the Manager the termination fee described above.

The foregoing description of the Management Agreement is a summary and is qualified in its entirety by the terms of the Management Agreement, a copy of which is filed as Exhibit No. 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Investment Allocation Agreement with Bluerock and the Manager

On April 2, 2014, concurrently with the completion of the IPO, the Company also entered into an investment allocation agreement, or the Investment Allocation Agreement, with Bluerock, an affiliate of the Company, and the Manager, whereby none of Bluerock Special Opportunity + Income Fund II, LLC, or SOIF II, Bluerock Special Opportunity + Income Fund III, LLC, or SOIF III, BR-NPT Springing Entity, LLC, or NPT, all of which are affiliates of Bluerock, or the Bluerock Funds, nor any of their affiliates, will acquire institutional-quality apartment properties in the Company’s target markets and within the Company’s investment strategies without providing the Company with the right (but not the obligation) to contribute, subject to the Company’s investment guidelines, its availability of capital and maintaining its qualification as a REIT for federal income tax purposes, and the Company and the Bluerock Funds’ exemption from registration under the Investment Company Act, at least 75% of the capital to be funded by such investment vehicles in Class A apartment properties in the Company’s target markets, subject to change if agreed upon by a majority of the Company’s independent directors. To the extent that the Bluerock Funds elect to invest less than the remaining 25% of the investment amount, the Company will have the right to invest an additional percentage of equity equal to the amount not so invested by the Bluerock Funds. To the extent that the Company does not have sufficient capital to contribute at least 75% of the capital required for any such proposed investment, the Investment Allocation Agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and the Company, in each case taking into account the suitability of each investment opportunity for the particular vehicle and the Company and the capital available for investment by each such vehicle and by the Company. The Investment Allocation Agreement will apply to any fund that is formed by Bluerock at a later date.

The foregoing description of the Investment Allocation Agreement is a summary and is qualified in its entirety by the terms of the Investment Allocation Agreement, a copy of which is filed as Exhibit No. 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Pledge Agreements with Bluerock Special Opportunity + Income Fund, LLC and the Bluerock Funds

On April 2, 2014, in connection with the completion of the IPO and the consummation of certain additional real estate acquisitions, or the Contribution Transactions, from Bluerock Special Opportunity + Income Fund, LLC, or SOIF, and the Bluerock Funds, the Company entered into pledge agreements with SOIF and the Bluerock Funds, or the Pledge Agreements, which Pledge Agreements provide for limited representations and warranties by SOIF, the Bluerock Funds or their nominees regarding the equity interests and assets being contributed in the Contribution Transactions, and entitle the Company and its affiliates to indemnification for breaches of those representations and warranties by SOIF or the Bluerock Funds or their nominees, as applicable, as well as for any losses that the Company may incur related to its ownership of such contributed assets arising prior to the consummation of the Contribution Transactions or the failure of SOIF or the Bluerock Funds, as applicable, to perform under their respective contribution agreements for a one-year period after the closing of the Contribution Transactions.

As credit support for such potential indemnification claims, each of SOIF and the Bluerock Funds have given a lien and security interest to the Company in their shares of Class A common stock of the Company or OP Units, as applicable, having an aggregate value equal to 10% of the total consideration paid by the Company in the Contribution Transactions, based on the price per share of Class A common stock in the IPO for those Pledge Agreements which involve the pledging of shares of Class A common stock of the Company. The pledged collateral will be released on the six-month anniversary of the closing of the IPO to the extent that claims have not been made against the outstanding collateral, after which the Company will require minimum net worth guarantees from each of SOIF and the Bluerock Funds for an additional six months. If any claim for indemnification is made within the initial six-month period, all or a portion of the pledged collateral will be held until resolution of such claim, at which time any amounts not used to satisfy such claim will be returned to SOIF or the Bluerock Funds, as applicable.

The foregoing description of the Pledge Agreements is a summary and is qualified in its entirety by the terms of the Pledge Agreements, copies of which are filed as Exhibit Nos. 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreement with SOIF II, SOIF III, BR SOIF II Manager, LLC and BR SOIF III Manager, LLC

In connection with the completion of the IPO, on April 2, 2014, the Company also entered into a registration rights agreement, or the SOIF Registration Rights Agreement, with SOIF II and SOIF III and their respective managers, BR SOIF II Manager, LLC, or SOIF II Manager, and BR SOIF III Manager, LLC, or SOIF III Manager, pursuant to which, subject to certain limitations set forth therein, (1) commencing six months after the date of the IPO and upon the one-time demand of such entities, the Company is obligated to file a registration statement for the resale of up to 50%, but not less than 20%, of the shares of Class A common stock held by SOIF II, SOIF III, SOIF II Manager and SOIF III Manager as a result of the Contribution Transactions, and (2) commencing not later than nine months after the date of the IPO, the Company is obligated to file a registration statement for the resale of any remaining shares held by SOIF II, SOIF III, SOIF II Manager and SOIF III Manager. Additionally, beginning six months after the date of the IPO and only in the event that a registration statement with respect to such securities is not on file and effective, SOIF II, SOIF III, SOIF II Manager and SOIF III Manager will also have piggyback registration rights to participate as selling stockholders in any follow-on public offering of at least $30.0 million, subject to customary underwriter cutbacks and conditions. The Company will pay all of the expenses relating to such securities registrations.

The foregoing description of the SOIF Registration Rights Agreement is a summary and is qualified in its entirety by the terms of the SOIF Registration Rights Agreement, a copy of which is filed as Exhibit No. 10.11 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreement with NPT and BPM

In connection with the completion of the IPO, on April 2, 2014, the Company also entered into a registration rights agreement, or the NPT Registration Rights Agreement, with NPT and BPM, which is the property manager of a 313-unit multifamily property located in Southfield, Michigan, or the NPT Property, pursuant to which, subject to certain limitations set forth therein, commencing not later than one year after the date of the IPO, the Company is obligated to file a registration statement for the resale of its Class A common stock into which the OP Units held by NPT and BPM as a result of the Contribution Transactions are redeemable. Additionally, NPT and BPM will also have piggyback registration rights to participate as a selling stockholder in any follow-on public offering of at least $30.0 million, subject to customary underwriters’ cutbacks and conditions, if the Company fails to file or maintain the effectiveness of the registration statement. The Company will pay all of the expenses relating to such securities registrations.

The foregoing description of the NPT Registration Rights Agreement is a summary and is qualified in its entirety by the terms of the NPT Registration Rights Agreement, a copy of which is filed as Exhibit No. 10.12 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Tax Protection Agreement with NPT

In connection with the completion of the IPO, on April 2, 2014, the Partnership and the Company also entered into a tax protection agreement with NPT, or the Tax Protection Agreement, pursuant to which the Partnership agreed to indemnify NPT against adverse tax consequences to certain members of NPT until the sixth anniversary of the closing date of the contribution of the NPT Property to the Partnership in connection with the Partnership’s failure to provide NPT the opportunity, to the extent necessary to achieve an allocation of at least $4.1 million of the Partnership’s liabilities to NPT for federal income tax purposes, to guarantee a portion of the outstanding indebtedness of the Partnership during such period, or following such period, the Partnership’s failure to use commercially reasonable efforts to provide such opportunity; provided that, subject to certain exceptions and limitations, the indemnification rights described above will terminate for NPT if it sells, exchanges or otherwise disposes of more than 50% of its OP Units (other than to the then-current owners of NPT). As of April 2, 2014, it was determined that no guarantee was necessary to achieve the allocation described above. However, the Partnership will be obligated to provide the opportunity to make a guarantee, as described above, should the need arise during the remaining term of the Tax Protection Agreement. The estimated amount of indebtedness the Partnership would be required to maintain for this purpose will not exceed $20 million.

The foregoing description of the Tax Protection Agreement is a summary and is qualified in its entirety by the terms of the Tax Protection Agreement, a copy of which is filed as Exhibit No. 10.13 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Indemnification Agreements with Each of the Company’s Directors and Executive Officers

On April 2, 2014, the Company entered into an indemnification agreement, or each, an Indemnification Agreement, with each of its current directors and executive officers, or collectively, the Indemnitees. The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s Second Articles of Amendment and Restatement, as subsequently amended, or the Charter, and Second Amended and Restated Bylaws, or the Bylaws, and generally provide that the Company shall indemnify its directors and executive officers to the maximum extent permitted by the Charter, the Bylaws and Maryland law, subject to certain exceptions, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with their service as a director or executive officer and also provide for rights to advancement of expenses and contribution.

The Indemnification Agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding, by reason of such director’s or executive officer’s status as a director, officer or employee of the Company, the Company must indemnify such director or executive officer, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or executive officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

Except as described below, the Company’s directors and executive officers will not be entitled to indemnification pursuant to the Indemnification Agreements:

•	if the proceeding was one brought by the Company or in its right and the director or executive officer is adjudged to be liable to the Company;if the director or executive officer is adjudged to be liable on the basis that personal benefit was improperly received; or
•	in any proceeding brought by the director or executive officer other than to enforce his or her rights under his or her respective Indemnification Agreement, and then only to the extent provided by the Indemnification Agreement and,
•	except as may be expressly provided in the Charter, the Bylaws, a resolution of the Board or of the Company’s stockholders entitled to vote generally in the election of directors or an agreement to which the Company is a party approved by the Board.

Notwithstanding the limitations on indemnification described above, on application by a director or executive officer of the Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines the director or executive officer is entitled to indemnification as described in the following paragraph, in which case the director or executive officer shall be entitled to recover from the Company the expenses of securing such indemnification; or

•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer (i) has met the standards of conduct set forth above, or (ii) has been adjudged liable for receipt of an “improper personal benefit;” provided, however, that the Company’s indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of the Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit.

Notwithstanding, and without limiting, any other provisions of the Indemnification Agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of the Company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

In addition, the Indemnification Agreements require the Company to advance reasonable expenses incurred by an Indemnitee within ten days of the receipt by the Company of a statement from such Indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by a written affirmation of such Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and a written undertaking to reimburse the Company if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

The foregoing description of the Indemnification Agreements is a summary and is qualified in its entirety by the terms of the Indemnification Agreements, copies of which are filed as Exhibit Nos. 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Amendment and Termination of Third Amended and Restated Advisory Agreement

On March 26, 2014, the Board, including its independent directors, approved the amendment of the Third Amended and Restated Advisory Agreement dated February 27, 2013, as amended by that certain First Amendment to Third Amended and Restated Advisory Agreement dated October 14, 2013, collectively, the Advisory Agreement, by and among the Company, the Former Advisor and the Partnership. Pursuant to the Advisory Agreement, the Former Advisor is entitled to receive certain acquisition fees in connection with the closing of the Contribution Transactions, or the Acquisition Fees.

The Company, the Former Advisor and the Partnership entered into a Second Amendment to Third Amended and Restated Advisory Agreement, effective March 26, 2014, or the Second Amendment, pursuant to which, in lieu of cash payment, the Acquisition Fees are to be paid to the Former Advisor in the form of LTIP Units in the Partnership. The Board, including its independent directors, authorized and approved the entry by the Company into the Second Amendment and found the terms of the Second Amendment to be fair, competitive and commercially reasonable and no less favorable to the Company than similar agreements between unaffiliated parties under the same circumstances. Except as amended by the Second Amendment, the terms of the Advisory Agreement were identical to those of the Advisory Agreement that was previously in effect.

Pursuant to its terms, the Advisory Agreement, as amended by the Second Amendment, or the Amended Advisory Agreement, automatically terminated on April 2, 2014 upon the completion of the IPO.

The foregoing description of the Second Amendment is a summary and is qualified in its entirety by the terms of the Second Amendment, a copy of which is filed as Exhibit No. 10.21 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on March 17, 2014, which is incorporated by reference into this Item 2.01, on March 10, 2014, the Company entered into certain contribution agreements, or the Contribution Agreements, for the acquisition of certain additional real estate investments. On April 2, 2014, in connection with the completion of the IPO, the Company consummated such acquisitions in accordance with the terms of the Contribution Agreements, all as further described as follows:

Acquisition of North Park Towers

On April 2, 2014, the Company, through BRG North Park Towers, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, or BRG North Park Towers, acquired all of NPT’s right, title and interest in a 100% fee simple interest in the NPT Property. As consideration for the 100% fee simple interest of NPT in the NPT Property, or the NPT Consideration, the Partnership issued 282,759 OP Units with an approximate value of $4.1 million (net of assumed mortgages) to NPT, which, subsequent to the one-year anniversary after their receipt by NPT, will be redeemable for cash or exchangeable at the Company’s option for shares of the Company’s Class A common stock on a one-for-one basis, subject to certain adjustments. The NPT Consideration was subject to certain prorations and adjustments typical in a real estate transaction and was based on the value of the equity interest of NPT in the NPT Property, which equity valuation was based on an independent third party appraisal of the NPT Property.

As further consideration for the 100% fee simple interest of NPT in the NPT Property, on April 2, 2014, the Company and the Partnership entered into that certain Joinder By and Agreement of New Indemnitor, or NPT Joinder Agreement, with U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, or the NPT Lender, pursuant to which R. Ramin Kamfar was released from his obligations under that certain Guaranty of Recourse Obligations dated as of December 24, 2013, and that certain Environmental Indemnity Agreement dated as of December 24, 2013, both of which are related to approximately $11.5 million of indebtedness encumbering the NPT Property, and the Company and the Partnership will serve as replacement guarantors and indemnitors. The foregoing description of the NPT Joinder Agreement is a summary and is qualified in its entirety by the terms of the NPT Joinder Agreement, a copy of which is filed as Exhibit No. 10.22 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

In conjunction with the consummation of the NPT Contribution Agreement and the purchase and sale of the NPT Property, BPM received a disposition fee of approximately $468,000, which disposition fee was paid in the form of 32,276 OP Units, which OP Units would have otherwise been paid to NPT. Additionally, the Former Advisor received an acquisition fee of approximately $390,000 under the Amended Advisory Agreement, which acquisition fee was paid in the form of 26,897 LTIP Units.

In conjunction with the consummation of the NPT Contribution Agreement, on April 2, 2014, NPT executed and delivered a Pledge Agreement, a Registration Rights Agreement and a Tax Protection Agreement, all as further described in Item 1.01 above.

Acquisition of Interest in Village Green of Ann Arbor

On April 2, 2014, the Company, through BRG Ann Arbor, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, or BRG Ann Arbor, acquired all of SOIF II’s right, title and interest in and to a 58.6084% limited liability company interest, or the SOIF II VG Interest, in BR VG Ann Arbor JV Member, LLC, a Delaware limited liability company, or Ann Arbor JV Member, and all of SOIF III’s right, title and interest in and to a 38.6084% limited liability company interest, or the SOIF III VG Interest, in Ann Arbor JV Member, which is the owner and holder of a 50% limited liability company interest in Village Green of Ann Arbor Associates, LLC, a Michigan limited liability company, or VG Ann Arbor, which is the fee simple owner of a 520-unit multifamily property located in Ann Arbor, Michigan, or the Village Green Property.

As consideration for the SOIF II VG Interest, the Company issued 293,042 unregistered shares of its Class A common stock with an approximate value of $4.2 million to SOIF II, and as consideration for the SOIF III VG Interest, the Company issued 193,042 unregistered shares of its Class A common stock with an approximate value of $2.8 million to SOIF III, or collectively, the VG Consideration. The VG Consideration was subject to certain prorations and adjustments typical in a real estate transaction and was based on the value of the indirect equity interest of SOIF II and SOIF III in the Village Green Property, which indirect equity valuation was based on an independent third party appraisal of the Village Green Property.

As further consideration for the SOIF II VG Interest and the SOIF III VG Interest, collectively the VG Interests, on April 2, 2014, the Company entered into that certain Consent Agreement with Deutsche Bank Trust Company Americas, as Trustee for the Registered Holders of Wells Fargo Commercial Mortgage Securities Inc. Multifamily Mortgage Pass-Through Certificates, Series 2013-K26, or the VG Lender, VG Ann Arbor, SOIF II, SOIF III, BRG Ann Arbor, the Partnership and Jonathan Holtzman, which Consent Agreement released SOIF II and SOIF III from their obligations under that certain Guaranty entered into with the VG Lender, related to an approximate $43.2 million loan originally made by KeyCorp Real Estate Capital Markets, Inc., which loan encumbers the Village Green Property.

In conjunction with the consummation of the VG Contribution Agreement and the purchase and sale of the VG Interests, SOIF II Manager received a disposition fee of approximately $300,000 under the management agreement for SOIF II, which disposition fee was paid in the form of 23,322 unregistered shares of the Company’s Class A common stock, which shares of Class A common stock would otherwise have been issued to SOIF II. Further in connection with the VG Contribution Agreement and the purchase and sale of the VG Interests, SOIF III Manager received a disposition fee of approximately $200,000 under the management agreement for SOIF III, which disposition fee was paid in the form of 11,523 unregistered shares of the Company’s Class A common stock, which shares of Class A common stock would otherwise have been issued to SOIF III. Additionally, the Former Advisor received an acquisition fee of approximately $700,000 under the Amended Advisory Agreement, which was paid in the form of 48,357 LTIP Units.

In conjunction with the consummation of the VG Contribution Agreement, on April 2, 2014, SOIF II and SOIF III each executed and delivered a Pledge Agreement, and SOIF II, SOIF III, SOIF II Manager and SOIF III Manager entered into a Registration Rights Agreement, all as further described in Item 1.01 above.

Acquisition of Interest in Villas at Oak Crest

On April 2, 2014, the Company, through BRG Oak Crest, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, acquired all of SOIF II’s right, title and interest in and to a 93.432% limited liability company interest, or the Oak Crest Interest, in BR Oak Crest Villas, LLC, a Delaware limited liability company, which is the owner and holder of a 71.9% limited liability company interest in Oak Crest Villas JV, LLC, a Delaware limited liability company, which is the owner and holder of 100% of the limited liability company interests in Villas Partners, LLC, a Delaware limited liability company, which is the fee simple owner of a 209-unit multifamily property located in Chattanooga, Tennessee, or the Oak Crest Property.

As consideration for the Oak Crest Interest, the Company issued 200,143 unregistered shares of its Class A common stock, with an approximate value of $2.9 million, to SOIF II, or the Oak Crest Consideration. The Oak Crest Consideration was subject to certain prorations and adjustments typical in a real estate transaction and was based on the value of the indirect equity interest of SOIF II in the Oak Crest Property, which indirect equity valuation was based on an independent third party appraisal of the Oak Crest Property.

In conjunction with the consummation of the Oak Crest Contribution Agreement and the purchase and sale of the Oak Crest Interest, SOIF II Manager received a disposition fee of approximately $200,000 under the management agreement for SOIF II, which disposition fee was paid in the form of 15,474 unregistered shares of the Company’s Class A common stock, which shares of Class A common stock would otherwise have been issued to SOIF II. Additionally, the Former Advisor received an acquisition fee of approximately $300,000 under the Amended Advisory Agreement, which acquisition fee was paid in the form of 19,343 LTIP Units.

In conjunction with the consummation of the Oak Crest Contribution Agreement, on April 2, 2014, SOIF II executed and delivered a Pledge Agreement and entered into a Registration Rights Agreement, all as further described in Item 1.01 above.

Acquisition of Additional Interest in Springhouse at Newport News

On April 2, 2014, the Company acquired through BEMT Springhouse, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, all of SOIF’s right, title and interest in and to a 49% limited liability company interest, or the Springhouse Interest, in BR Springhouse Managing Member, LLC, a Delaware limited liability company, which is the owner and holder of a 75% limited liability company interest in BR Hawthorne Springhouse JV, LLC, a Delaware limited liability company, which is the sole owner and holder of 100% of the limited liability company interests in BR Springhouse, LLC, a Delaware limited liability company, which is the fee simple owner of a 432-unit multifamily property located in Newport News, Virginia, or the Springhouse Property, in which the Company currently own a 38.25% indirect equity interest.

The Company purchased the Springhouse Interest from SOIF in exchange for approximately $3.5 million in cash, or the Springhouse Consideration. The Springhouse Consideration was subject to certain prorations and adjustments typical in a real estate transaction and was based on the value of the indirect equity interest of SOIF in the Springhouse Property, which indirect equity valuation was based on an independent third party appraisal of the Springhouse Property.

As further consideration for the Springhouse Interest, on April 2, 2014, the Company entered into that certain Indemnity Agreement with James G. Babb, III and R. Ramin Kamfar, pursuant to which, subject to certain exceptions, the Company agreed to indemnify and hold Mr. Babb and Mr. Kamfar, or collectively, the Guarantors, harmless from and against any loss, claim, liability or cost incurred by the Guarantors, or either of them, pursuant to the terms of those certain Guaranties provided by the Guarantors in conjunction with the indebtedness encumbering the Springhouse Property in the original principal amount of $23.4 million, or the Springhouse Loan, and the terms of that certain Backstop Agreement pursuant to which the Guarantors and other guarantors of the Springhouse Loan agreed to allocate amongst themselves liability which they might incur under the Guaranties or other guaranties provided in conjunction with the Springhouse Loan and to which the other guarantors are a party. The foregoing description of the Indemnity Agreement is a summary and is qualified in its entirety by the terms of the Indemnity Agreement, a copy of which is filed as Exhibit No. 10.24 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

In conjunction with the consummation of the Springhouse Contribution Agreement and the purchase and sale of the Springhouse Interest, Bluerock received a disposition fee of approximately $350,000 under the management agreement for SOIF, which disposition fee was paid in cash and deducted from the Springhouse Consideration paid to SOIF. Additionally, the Former Advisor received an acquisition fee of approximately $300,000 under the Amended Advisory Agreement, which acquisition fee was paid in the form of 20,593 LTIP Units.

In conjunction with the consummation of the Springhouse Contribution Agreement, SOIF executed and delivered a Pledge Agreement, all as further described in Item 1.01 above.

Acquisition of Interest in Grove at Waterford

On April 2, 2014, the Company, through BRG Waterford, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, acquired all of SOIF’s right, title and interest in and to a 10% limited liability company interest, or the SOIF Waterford Interest, in BR Waterford JV Member, LLC, a Delaware limited liability company, or Waterford JV Member, and all of SOIF II’s right, title and interest in and to a 90% limited liability company interest, or the SOIF II Waterford Interest, in Waterford JV Member, which is the owner and holder of a 60% limited liability company interest in Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company, which is the fee simple owner of a 252-unit multifamily property located in Hendersonville, Tennessee, or the Waterford Property.

As consideration for the SOIF Waterford Interest, the Company paid approximately $600,000 in cash to SOIF, and as consideration for the SOIF II Waterford Interest, the Company issued 361,241 unregistered shares of its Class A common stock with an approximate value of $5.2 million to SOIF II, collectively, the Waterford Consideration. The Waterford Consideration was subject to certain prorations and adjustments typical in a real estate transaction and was based on the value of the indirect equity interest of SOIF and SOIF II in the Waterford Property, which indirect equity valuation was based on an independent third party appraisal of the Waterford Property.

As further consideration for the SOIF Waterford Interest and the SOIF II Waterford Interest, collectively the Waterford Interests, the Company entered into that certain Assumption and Release Agreement, or the Release Agreement, related to approximately $20.1 million of indebtedness encumbering the Waterford Property, which Release Agreement provides for the assumption by the Company of the obligations of SOIF and SOIF II under the terms of that certain Guaranty of Non-Recourse Obligations dated April 4, 2012, related to an approximate $20.1 million loan originally made by Walker & Dunlop, LLC, as subsequently assigned to Fannie Mae, which loan encumbers the Waterford Property. The foregoing description of the Release Agreement is a summary and is qualified in its entirety by the terms of the Release Agreement, a copy of which is filed as Exhibit No. 10.25 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

In conjunction with the consummation of the Waterford Contribution Agreement and the purchase and sale of the Waterford Interests, SOIF II Manager received a disposition fee of approximately $300,000 under the management agreement for Fund II, which disposition fee was paid in the form of 22,196 unregistered shares of the Company’s Class A common stock, which shares of Class A common stock would otherwise have been issued to SOIF II. Further in connection with the Waterford Contribution Agreement and the purchase and sale of the Waterford Interests, Bluerock received a disposition fee of approximately $50,000 under the management agreement for SOIF, which disposition fee was paid in cash and deducted from the amount payable by the Company to SOIF. Additionally, the Former Advisor received an acquisition fee of approximately $450,000 under the Amended Advisory Agreement, which acquisition fee was paid in the form of 30,828 LTIP Units.

In conjunction with the consummation of the Waterford Contribution Agreement, SOIF and SOIF II each delivered a Pledge Agreement and entered into a Registration Rights Agreement, all as further described in Item 1.01 above.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosures set forth under Items 1.01 and 2.01 are incorporated into this Item 2.03 by this reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures set forth under Item 2.01 are incorporated into this Item 3.02 by this reference.

ITEM 8.01	OTHER EVENTS.

Effectiveness of Resignation of Director and Chairman of Investment Committee

Upon the closing of the IPO on April 2, 2014, the resignation of James G. Babb, III as a director of the Company and as chairman of the investment committee of the Board, or the Investment Committee, became effective. The vacancies created by Mr. Babb’s resignation were filled by Gary T. Kachadurian, who is the Vice Chairman of the Manager and who was previously selected by the Board to replace Mr. Babb. Mr. Kachadurian will serve as a member of the Board and as the chairman of the Investment Committee. The resignation of Mr. Babb as a director of the Company and as the chairman of the Investment Committee, and the appointment of Mr. Kachadurian as a director and as the new chairman of the Investment Committee were previously disclosed in that certain Current Report on Form 8-K filed with the SEC on December 3, 2013, which is incorporated into this Item 8.01 by this reference. Mr. Babb shall serve as Chief Investment Officer of the Manager and Chairman of its investment committee.

Mr. Kachadurian has over 30 years of real estate experience primarily investing in and developing apartment properties on behalf of institutional investors. Since 2007, Mr. Kachadurian has served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multihousing investment advisory company. From 1990 to 2005, Mr. Kachadurian served in various senior roles at Deutsche Bank Real Estate/RREEF, a leading pension fund advisor, including as a member of RREEF’s Investment Committee for 14 years, as a senior member of the Policy Committee of RREEF, as Senior Managing Director for Global Business Development responsible for raising institutional real estate funds in Japan, Germany, and other countries, and as head of RREEF’s National Acquisitions Group and Value-Added and Development lines of business where he had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio. Prior to Deutsche Bank/RREEF, Mr. Kachadurian served as the Midwest Regional Operating Partner for Lincoln Property Company, developing and managing apartment communities in Illinois, Indiana, Wisconsin, Kansas and Pennsylvania. Mr. Kachadurian also serves as President of The Kachadurian Group LLC, (f/k/a The Kach Group) which provides consulting on apartment acquisition and development transactions, including to Waypoint Residential. Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, and a former Chairman of the National Multi Housing Council. Mr. Kachadurian is Chairman of the Village Foundation of Children’s Memorial Hospital, is a Director of Pangea Real Estate, KBS Legacy Partners Apartment REIT, and Leaders Bank in Oak Brook, Illinois. Mr. Kachadurian received his B.S. in Accounting from the University of Illinois in 1974.

Declaration of Dividends

On April 8, 2014, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference, announcing that the Board declared monthly dividends for the second quarter of 2014 equal to a quarterly rate of $0.29 per share on the Company’s Class A common stock and $0.29 per share on the Company’s Class B common stock, payable to the stockholders of record as of April 25, 2014, May 25, 2014 and June 25, 2014, which will be paid in cash on May 5, 2014, June 5, 2014 and July 5, 2014, respectively.

The declared dividends equal a monthly dividend on the Class A common stock and the Class B common stock as follows: $0.096666 per share for the dividend paid to stockholders of record as of April 25, 2014, $0.096667 per share for the dividend paid to stockholders of record as of May 25, 2014, and $0.096667 per share for the dividend paid to stockholders of record as of June 25, 2014.  A portion of each dividend may constitute a return of capital for tax purposes.  There is no assurance that the Company will continue to declare dividends or at this rate.

Press Release Announcing Closing of IPO

On April 2, 2014, the Company issued a press release announcing the closing of the IPO. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., effective April 2, 2014.

10.2	Management Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated effective April 2, 2014.

10.3	Investment Allocation Agreement by and among the registrant, Bluerock Real Estate, L.L.C. and BRG Manager, LLC, dated effective April 2, 2014.

10.4	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.5	Pledge Agreement by and among the registrant and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.6	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC, dated effective April 2, 2014.

10.7	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund III, LLC, dated effective April 2, 2014.

10.8	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.9	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC, dated effective April 2, 2014.

10.10	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.11	Registration Rights Agreement by and among the registrant, Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC, BR SOIF II Manager, LLC and BR SOIF III Manager, LLC, dated effective April 2, 2014.

10.12	Registration Rights Agreement by and among the registrant and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.13	Tax Protection Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.14	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and R. Ramin Kamfar, dated effective April 2, 2014.

10.15	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Gary T. Kachadurian, dated effective April 2, 2014.

10.16	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Michael L. Konig, dated effective April 2, 2014.

10.17	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Christopher J. Vohs, dated effective April 2, 2014.

10.18	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and I. Bobby Majumder, dated effective April 2, 2014.

10.19	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Brian D. Bailey, dated effective April 2, 2014.

10.20	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Romano Tio, dated effective April 2, 2014.

10.21	Second Amendment to Third Amended and Restated Advisory Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Bluerock Multifamily Advisor, LLC, dated effective March 26, 2014.

10.22	Joinder By and Agreement of New Indemnitor by and among the registrant, Bluerock Residential Holdings, L.P. and U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, dated effective April 2, 2014.

10.23	Indemnity Agreement by and among the registrant, James G. Babb, III and R. Ramin Kamfar, dated effective April 2, 2014.

10.24	Assumption and Release Agreement by and among the registrant, Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC, Bell Partners, Inc., Bell HNW Nashville Portfolio, LLC, Bell BR Waterford Crossing JV, LLC and Fannie Mae, dated effective April 2, 2014.

99.1	Press Release, dated April 2, 2014.

99.2	Press Release, dated April 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: April 8, 2014	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., effective April 2, 2014.

10.2	Management Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated effective April 2, 2014.

10.3	Investment Allocation Agreement by and among the registrant, Bluerock Real Estate, L.L.C. and BRG Manager, LLC, dated effective April 2, 2014.

10.4	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.5	Pledge Agreement by and among the registrant and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.6	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC, dated effective April 2, 2014.

10.7	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund III, LLC, dated effective April 2, 2014.

10.8	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.9	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund, LLC, dated effective April 2, 2014.

10.10	Pledge Agreement by and among the registrant and Bluerock Special Opportunity + Income Fund II, LLC, dated effective April 2, 2014.

10.11	Registration Rights Agreement by and among the registrant, Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC, BR SOIF II Manager, LLC and BR SOIF III Manager, LLC, dated effective April 2, 2014.

10.12	Registration Rights Agreement by and among the registrant and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.13	Tax Protection Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and BR-NPT Springing Entity, LLC, dated effective April 2, 2014.

10.14	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and R. Ramin Kamfar, dated effective April 2, 2014.

10.15	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Gary T. Kachadurian, dated effective April 2, 2014.

10.16	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Michael L. Konig, dated effective April 2, 2014.

10.17	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Christopher J. Vohs, dated effective April 2, 2014.

10.18	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and I. Bobby Majumder, dated effective April 2, 2014.

10.19	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Brian D. Bailey, dated effective April 2, 2014.

10.20	Indemnification Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Romano Tio, dated effective April 2, 2014.

10.21	Second Amendment to Third Amended and Restated Advisory Agreement by and among the registrant, Bluerock Residential Holdings, L.P. and Bluerock Multifamily Advisor, LLC, dated effective March 26, 2014.

10.22	Joinder By and Agreement of New Indemnitor by and among the registrant, Bluerock Residential Holdings, L.P. and U.S. Bank National Association, as trustee for the benefit of the holders of COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates, dated effective April 2, 2014.

10.23	Indemnity Agreement by and among the registrant, James G. Babb, III and R. Ramin Kamfar, dated effective April 2, 2014.

10.24	Assumption and Release Agreement by and among the registrant, Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC, Bell Partners, Inc., Bell HNW Nashville Portfolio, LLC, Bell BR Waterford Crossing JV, LLC and Fannie Mae, dated effective April 2, 2014.

99.1	Press Release, dated April 2, 2014.

99.2	Press Release, dated April 8, 2014.